UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 21, 2006

                             DEER VALLEY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

        FLORIDA                     00114800                   20-5256635
(State of Incorporation)     (Commission File Number)        (IRS Employer
                                                         Identification Number)

                4902 EISENHOWER BLVD., SUITE 185, TAMPA, FL 33634
               (Address of Principal Executive Offices) (Zip Code)

                                 (813) 885-5998
              (Registrant's Telephone Number, Including Area Code)


                              CYTATION CORPORATION
          (Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

[ ] Written  communications pursuant to Rule 425 under the Securities Act (17
     CFR  230.425)

[ ] Soliciting  material  pursuant  to Rule 14a-12 under the Exchange Act (17
     CFR  240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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     Unless  otherwise  indicated  or  the  context  otherwise  requires,  all references below in this Report on Form 8-K to "we," "us," "Deer Valley" and the "Company" are to Deer Valley Corporation, a Florida corporation, together with its wholly-owned subsidiary, Deer Valley Homebuilders, Inc., an Alabama corporation. Specific discussions or comments relating to Deer Valley Corporation will reference the "Deer Valley Corporation," and those relating to Deer Valley Homebuilders, Inc. will be referred to as "DVHB."

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On September 21, 2006, pursuant to Section 4.4 of the Company's Bylaws, the Company's Board of Directors unanimously elected Joel Stephen Logan II, John Steven Lawler, and Charles L. Murphree, Jr. to serve as directors, with their election becoming effective at 10:00 a.m. on September 22, 2006, with each director to serve until the next annual meeting of the shareholders, pursuant to section 607.0805(4) of the Florida Statutes. Joel Logan will serve as a Class II Director, Mr. Murphree will serve as a Class I Director, and Mr. Lawler will serve as a Class III Director. At this time, none of the new directors have been selected or are expected to be selected to serve on committees of the board of directors.

     Joel  Stephen  Logan,  II  is  a corporate Director, President, and General
Manager of DVHB. Mr. Logan is well-known throughout the manufactured home industry, having founded and operated two successful companies in the industry. Since leading the group which founded DVHB in 2004, Mr. Logan has served as Chairman of the Board, General Manager, and President of that company. In 1996, Mr. Logan led the group which founded a manufactured housing company, Pinnacle Homes of Alabama. Mr. Logan served as served as President and General Manager of Pinnacle until the company was purchased in 1998. Following the buy-out, Pinnacle became a division of Patriot Homes of Indiana, and Mr. Logan continued as General Manager of the Pinnacle Division until 2003. Mr. Logan holds a degree in Business Administration from Mississippi State University.

     Charles L. Murphree, Jr. ("Chet") is a corporate Director, Vice President, and Regional Sales Director of DVHB. As one of the founders of DVHB, since April of 2004 Mr. Murphree has served as a Corporate Director, Sales Manager and Vice President of DVHB. From 2003 until 2004, Mr. Murphree served as Plant Manager for Clayton Homes, Inc. From 2000 through 2003, Mr. Murphree worked as General Manager of the Energy and LifeStyle Divisions of Southern Energy Homes, Inc. Mr. Murphree graduated from the University of Alabama Huntsville with a Bachelor of Science in Business Administration.

     John Steven Lawler is a Corporate Director and Director of Finance of DVHB. As part of the DVHB's founding group, since April 2004 Mr. Lawler, a certified public accountant, has served as Director of Finance for DVHB. From 2001 until 2004, he served as ERP and IT Project Manager for Cavalier Homes, Inc. From 1999 until 2001, Mr. Lawler worked as the ERP Team Leader for Financial Accounting for Cavalier Homes, Inc. Mr. Lawler holds a Bachelor of Science in Business Administration from the University of Alabama.

CERTAIN  RELATIONSHIPS  AND  TRANSACTIONS

     Except as set forth below, there were no transactions during the last two fiscal years, and there are no proposed transactions to which the Company or its subsidiary was or is to become a party, in which any of the new directors or members of their immediate families had, or is to have, a direct or indirect material interest.

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     Joel  Stephen  Logan,  II, Charles L. Murphree, Jr., and John Steven Lawler
were three of eight original owners who founded DVHB as a private company in early 2004. On January 18, 2006, the Company, through its wholly owned subsidiary Deer Valley Acquisitions Corp. ("DVA"), acquired 100% of the outstanding capital stock of DVHB from the founders for an aggregate cash purchase price of $6,500,000 (the "DVH Acquisition"). Joel Stephen Logan, II owned approximately 30% of the stock of DVHB sold to the Company, Charles L. Murphree, Jr. owned approximately 20% of the stock of DVHB sold to the Company, and John Steven Lawler owned approximately 10% of the stock of DVHB sold to the Company. Pursuant to the terms of the DVH Acquisition, Joel Stephen Logan, II, Charles L. Murphree, Jr., and John Steven Lawler were entitled to serve on the board of the Company. The Company had no relationship with DVHB or the eight former owners of DVHB prior to the DVH Acquisition.

     The  eight former owners of DVHB, including Joel Stephen Logan, II, Charles
L. Murphree, Jr., and John Steven Lawler, purchased shares in the Company's subsequent Series A Preferred Stock Offering, which closed on January 18, 2006. The eight former owners of DVHB purchased an aggregate of $500,000 in shares of Series A Convertible Preferred Stock, Series A Common Stock Purchase Warrants, and Series B Common Stock Purchase Warrants.

     Also, in connection with the DVH Acquisition, DVA entered into the Earnout Agreement, pursuant to which, aggregate payments up to a maximum of $6,000,000 may be paid to the former owners of DVHB, as an earnout, based upon the net income before taxes of DVHB. Joel Stephen Logan, II, Charles L. Murphree, Jr., and John Steven Lawler are each a party to the Earnout Agreement.

     On January 25 2006, the Company approved DVHB entering into a Sales Contract with Steve J. Logan to purchase real property located at 7668 Highway 278 in Sulligent, Alabama (the "Sulligent Property"). On April 18, 2006, DVHB purchased the Sulligent Property from Steve J. Logan. The Sulligent Property consists of a 65,992 square foot manufacturing plant located on approximately 13 acres of land. The Company paid the purchase price for the Sulligent Property of $725,000, in cash. Prior to acquiring the Sulligent Property, DVHB's plant on the Sulligent Property operated, beginning on February 20, 2006, under a short-term lease. Steven J. Logan is the father of DVHB's President, and General Manager, Joel Logan. The purchase of the Sulligent Property was approved by the disinterested members of DVHB's Board of Directors and the Chief Executive Officer of the Company.

     The disinterested members of the board of DVHB have approved a consulting agreement between DVHB and Steve J. Logan, the father of Joel Stephen Logan, II. Under the consulting agreement, Steve Logan agreed to remain as a personal guarantor on a loan on the property owned by DVHB in Guin, Alabama and to provide real estate consulting services from time to time, as requested. DVHB, in return, agreed to pay Steve Logan $5,000 per month for five years and to assume the mortgage on the Guin property. Steve Logan's personal guaranty allowed DVHB to obtain a materially lower interest rate than it would have otherwise been able to obtain. There are no specific minimum hours which Steve Logan must work.

ITEM  7.01   REGULATION  FD  DISCLOSURE

     On September 25, 2006, the Company issued a news release entitled "DEER VALLEY CORPORATION ANNOUNCES THE ADDITION OF THREE NEW DIRECTORS TO ITS BOARD," a copy of which is attached hereto as Exhibit 99.01.

     The  information  contained  in  this  Item  7.01  on Form 8-K and Exhibits
99.01 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     The following exhibits are filed with this Form 8-K:

EXHIBIT NO.     DESCRIPTION

3.02          Bylaws of Deer Valley Corporation (1)
10.01          Securities Purchase and Share Exchange Agreement (2)
10.02          Earnout Agreement (2)
10.03          Sulligent Property Purchase Agreement (3)
99.01          Press Release (4)

(1) Previously filed as an Exhibit to the Form 8-K filed with the United States Securities and Exchange Commission on July 28, 2006.
(2) Previously filed as an Exhibit to the Form 8-K filed with the United States Securities and Exchange Commission on January 25, 2006.
(3) Previously filed as an Exhibit to the Form 8-K filed with the United States Securities and Exchange Commission on April 24, 2006.
(4) Filed herewith.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   DEER VALLEY CORPORATION



                                   By:   /s/ Charles G. Masters
                                        -------------------------------------
                                   Name: Charles G. Masters
                                        -------------------------------------
                                   Title: President, Chief Executive Officer
                                        -------------------------------------
                                   Dated:  September 27, 2006

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